EXHIBIT 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in Registration Statement No. 333-152452 on Form F-3 of our report dated March 9, 2009 appearing in the Annual Report on Form 20-F of LJ International Inc. and its subsidiaries for the year ended December 31, 2008.

/s/ GRUBER & COMPANY, LLC
GRUBER & COMPANY, LLC
CERTIFIED PUBLIC ACCOUNTANTS

Lake Saint Louis, MO
Date: December 10, 2009